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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 1995, except for Note 5, as to which the date is March 13, 1995, included in this Form 10-K, into Mirage Resorts, Incorporated and subsidiaries' previously filed registration statements on Form S-3 (File No. 2-87138), on Form S-3 (File No. 2-92051), on Form S-3 (File No. 2-96534), on
Form S-3 (File No. 33-5693), on Form S-8 (File No. 33-16037), on Form S-3 (File No. 33-16572), on Form S-8 (File No. 33-48394), on Form S-8 (File No. 33-63804)
and on Form S-3 (File No. 33-50559).

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 30, 1995